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                                  EXHIBIT N-17

                     MARKET SHARE FOR UTILITIES IN ILLINOIS
                      (LISTED IN ORDER OF CUSTOMERS SERVED)

[BAR CHART]

                                                                                          Peoples Energy        Everyone else
              Exelon Corp.     Ameren Corp.         Nicor, Inc.         Dynegy, Inc.           Corp.              combined
              ------------     ------------         -----------         ------------           -----              --------
Customers     0.440367102      0.205455203          0.172079481         0.090389534        0.090205342          0.001503338
Revenue       0.498009546       0.21552745          0.112213828         0.091181418        0.081796332          0.001271426
Assets        0.420270239      0.349400754          0.089762663         0.075528723        0.064504658          0.000532963

                                  EXHIBIT N-17

                     MARKET SHARE FOR UTILITIES IN ILLINOIS
                     COMPANIES SORTED BY NUMBER OF CUSTOMERS

                                                   Customers                 Share of    Cumulative
                 Holding Company                  (thousands)      Rank        Total        Share
------------------------------------------------------------------------------------------------------
Exelon Corp.                                         4,758          1          44.0%        44.0%
Ameren Corp.                                         2,220          2          20.5%        64.6%
Nicor, Inc.                                          1,859          3          17.2%        81.8%
DYNEGY, INC.                                           977          4           9.0%        90.8%
Peoples Energy Corp.                                   975          5           9.0%        99.8%
Mount Carmel Public Utility Co.                          9          6           0.1%        99.9%
Community Natural Gas Co., Inc.                          7          7           0.1%       100.0%

Total                                               10,804

Source: 2001 RDI Data

                                  EXHIBIT N-17

                     MARKET SHARE FOR UTILITIES IN ILLINOIS
                           COMPANIES SORTED BY REVENUE

                                                     Revenue                 Share of    Cumulative
         Holding Company                         (millions of $)   Rank        Total        Share
------------------------------------------------------------------------------------------------------
Exelon Corp.                                          8,425         1          49.8%        49.8%
Ameren Corp.                                          3,646         2          21.6%        71.4%
Nicor, Inc.                                           1,898         3          11.2%        82.6%
DYNEGY, INC.                                          1,543         4           9.1%        91.7%
Peoples Energy Corp.                                  1,384         5           8.2%        99.9%
Mount Carmel Public Utility Co.                          14         6           0.1%       100.0%
Community Natural Gas Co., Inc.                           8         7           0.0%       100.0%

Total                                                16,917

Source: 2001 RDI Data

                                  EXHIBIT N-17

                     MARKET SHARE FOR UTILITIES IN ILLINOIS
                           COMPANIES SORTED BY ASSETS

                                                     Assets                  Share of    Cumulative
        Holding Company                          (millions of $)   Rank        Total        Share
------------------------------------------------------------------------------------------------------
Exelon Corp.                                         15,719         1          42.0%        42.0%
Ameren Corp.                                         13,068         2          34.9%        77.0%
Nicor, Inc.                                           3,357         3           9.0%        85.9%
DYNEGY, INC.                                          2,825         4           7.6%        93.5%
Peoples Energy Corp.                                  2,413         5           6.5%        99.9%
Mount Carmel Public Utility Co.                          20         6           0.1%       100.0%
Community Natural Gas Co., Inc.                           0         7           0.0%       100.0%

Total                                                37,401

Source: 2001 RDI Data